Exhibit 10.2
RESTRICTED COMMON SHARE AWARD AGREEMENT
THIS RESTRICTED COMMON SHARE AWARD AGREEMENT (this “Agreement”) is entered into as of ______________, 20__ (the “Effective Date”), by and between Whitestone REIT, a Maryland real estate investment trust (the “Company”), and ________________________________________ (the “Participant”). Capitalized terms not defined in this Agreement shall have the meanings ascribed to such terms in the 2018 Long-Term Equity Incentive Ownership Plan, as it may be amended from time to time (the “Plan”).
WHEREAS, the Participant is a Trustee and/or an Employee; and
WHEREAS, the Company maintains the Plan, which is incorporated into and forms a part of this Agreement, and the Participant has been selected by the Committee to receive an award of Common Shares under the Plan.
NOW, THEREFORE, IT IS AGREED, by and between the Company and the Participant, as follows:
1.Restricted Common Share Award. The Participant is hereby granted ______ Common Shares (the “Shares”) subject to the restrictions and on the terms and conditions set forth in this Agreement (the “Award”).
2.Restriction on the Shares.
(a)    Period of Restriction. Except as otherwise set forth herein, all the Shares issued to the Participant pursuant to this Agreement shall be subject to a period of restriction (the “Period of Restriction”) during which the Participant’s rights in and to such Shares shall be subject to the limitations and obligations set forth in this Section 2.
(b)    Lapse of Period of Restriction. The Period of Restriction shall lapse in accordance with the provisions of Exhibit A, which is attached hereto and forms part of this Agreement. During the period that the Shares are subject to the Period of Restriction, such Shares are referred to herein as “Restricted Common Shares.”
(c)    Termination of Service. Notwithstanding any other provision of this Agreement to the contrary, if the Participant’s service as an Employee (if the Participant is an Employee but not a Trustee), a Trustee (if the Participant is a Trustee but not an Employee) or as a Trustee and an Employee (if the Participant is a Trustee and an Employee) terminates for any reason (or no reason), other than the Participant’s death or Disability, any Restricted Common Shares that are subject to the Period of Restriction on the date of the Participant’s termination shall be immediately forfeited by the Participant and shall be automatically transferred to and reacquired by the Company at no cost to the Company, and neither the Participant nor his or her heirs, executors, administrators or successors shall have any right or interest in such Restricted Common Shares. In the event of the Participant’s death or Disability, any Restricted Common Shares that are subject to the Period of Restriction on the date of death or Disability shall immediately vest and the Participant or his or her heirs, executors, administrators or successors shall have the right and interest in such Restricted Common Shares.
(d)    Distributions. All cash distributions on the Restricted Common Shares shall be paid directly to the Participant and shall not be held in escrow. Any new, substituted or additional securities or other property issued in respect of Restricted Common Shares shall be held in escrow, together, where applicable, with appropriate stock powers, assignments or other transfer documents which the Participant hereby agrees to execute as a condition to receipt of such securities or other property. If the Restricted Common Shares in respect of which such securities or other property was issued are forfeited to the Company pursuant to Section 2(c) of this Agreement, then such securities or other property shall be immediately forfeited to the Company and automatically transferred to and reacquired by the Company at no cost to the Company, to the same extent and in accordance with Section 2(c) of this Agreement as if such securities or other property were Restricted Common Shares hereunder.
3.Rights as a Shareholder. Upon the Participant’s execution and delivery of this Agreement and until such time as the Restricted Common Shares are forfeited to the Company as set forth herein, the Participant shall be the record owner of the Restricted Common Shares and, subject to the terms of this Agreement and the Plan, shall have all rights of a shareholder with respect to the Restricted Common Shares, including the right to vote the Restricted Common Shares and subject to the terms of Section 2 hereof, to receive dividends and distributions with respect to the Restricted Common Shares.
4.Change in Control. Notwithstanding Section 2 of this Agreement, if the Participant holds Restricted Common Shares at the time a Change in Control occurs, the Period of Restriction with respect to such Restricted Common Shares granted in Section 1 shall automatically lapse immediately prior to the consummation of such Change in Control.
5.Withholding. If the Participant makes an election under Section 83(b) of the Internal Revenue Code of 1986 (the “Code”) with respect to the Restricted Common Shares, the grant made pursuant to this Award shall be conditioned upon the prompt payment to the Company of any applicable withholding obligations or withholding taxes by the Participant (“Withholding Taxes”). Failure by the Participant to pay such Withholding Taxes will render this Award null and void ab initio and the Restricted Common Shares granted hereunder will immediately be canceled. If the Participant does not make an election under Section 83(b) of the Code with respect to the Restricted Common Shares, upon the lapse of the Period of Restriction with respect to any portion of the Restricted Common Shares (or property distributed with respect thereto), the Company shall satisfy the required Withholding Taxes, if any, as set forth in the Internal Revenue Service guidelines for the employer’s minimum statutory withholding with respect to the Participant. In the sole discretion of the Company, the Company may satisfy the required Withholding Taxes by withholding from the Restricted Common Shares included in the Award that number of whole shares necessary to satisfy such taxes as of the date the restriction lapses with respect to such Restricted Common Shares based on the Fair Market Value of the Shares.
6.Restrictions on Transfer. During the Period of Restriction, the Participant shall not sell, transfer, pledge, hypothecate, assign, exchange or otherwise dispose of the Restricted Common Shares. Any attempted sale, transfer, pledge, hypothecation, assignment, exchange or other disposition shall be null and void and of no force or effect and the Company shall have the right to disregard the same on its books and records and to issue “stop transfer” instructions to its transfer agent.
7.Plan Provisions Control. This Agreement is subject to the terms and conditions of the Plan, which are incorporated herein by reference. Notwithstanding anything to the contrary contained herein, the provisions of the Plan shall govern if and to the extent that there are inconsistencies between the provisions of the Plan and the provisions of this Agreement. The Participant acknowledges that the Participant has received a copy of the Plan prior to the execution of this Agreement.
8.Consent to Electronic Delivery. The Company may choose to deliver certain materials relating to the Plan in electronic form. By accepting this Agreement, the Participant agrees that the Company may deliver the Plan prospectus and the Company’s annual report to the Participant in an electronic format. If at any time the Participant would prefer to receive paper copies of these documents, please contact the Chief Financial Officer of the Company to request paper copies of these documents.
9.No Rights Conferred. Nothing in this Agreement shall give the Participant any right to continue in the employ or service of the Company or any Affiliate and/or as a member of the Company’s Board of Trustees or in any other capacity, or interfere in any way with the right of the Company or any Affiliate to terminate the employment or services of the Participant.
10.Adjustments. All references to the number and class of shares covered by this Agreement and other terms in this Agreement may be appropriately adjusted in accordance with Section 4.2 of the Plan.
11.Compliance with Section 409A of the Code. The Participant hereby consents (without further consideration) to any change to this Agreement or the Award so the Participant can avoid paying penalties under Section 409A of the Code, even if those changes affect the terms and conditions of this Agreement of the Award and reduce its value or potential value.
12.Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns. This Agreement may not be assigned or transferred in whole or in part by the Participant, nor may the Participant delegate any duty or obligation under this Agreement, and any attempt to so assign, transfer or delegate shall be null and void and of no force or effect.
13.Interpretation of this Agreement. All determinations and interpretations made by the Committee with regard to any questions arising under the Plan or this Agreement shall be final, binding and conclusive as to all persons, including without limitation the Participant and any person claiming rights from or through the Participant.
14.Venue. Each party to this Agreement hereby irrevocably (i) consents and submits to the exclusive jurisdiction of the state and federal courts in Harris County, Texas in connection with any disputes arising out of this Agreement, and (ii) waives any objection based on venue or inconvenient forum with respect to any action instituted therein arising under this Agreement or the transactions contemplated hereby, and agrees that any dispute with respect to such matters shall be heard only in the courts described above.
15.Governing Law; Entire Agreement; Amendment. This Agreement shall be governed by and construed in accordance with the laws of the State of Maryland, without regard to such state’s conflict of laws principles. The Plan and this Agreement constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all prior understandings and agreements, written or oral, of the parties hereto with respect to the subject matter hereof; provided, however, that if the Participant is party to an employment, change in control or similar agreement with the Company or an Affiliate and such agreement contains terms applicable to equity awards of the type granted by this Agreement that are more favorable to the Participant than is provided for in this Agreement, the terms of such employment, change in control or similar agreement shall control. This Agreement may be amended by the Committee, subject to the Participant’s consent if such amendment materially and adversely affects the rights of the Participant, except that the consent of the Participant shall not be required for any amendment made pursuant to Section 4.2 or Section 15.11 of the Plan, or as set forth in Section 11 of this Agreement.
16.Tax Elections. THE PARTICIPANT UNDERSTANDS THAT HE OR SHE (AND NOT THE COMPANY) SHALL BE RESPONSIBLE FOR THE PARTICIPANT’S OWN TAX LIABILITY THAT MAY ARISE AS A RESULT OF THE ACQUISITION OF THE SHARES HEREUNDER. THE PARTICIPANT ACKNOWLEDGES AND AGREES THAT HE OR SHE HAS CONSIDERED THE ADVISABILITY OF ALL TAX ELECTIONS IN CONNECTION WITH THE ISSUANCE OF THE SHARES, INCLUDING THE MAKING OF AN ELECTION UNDER SECTION 83(b) OF THE CODE. THE PARTICIPANT FURTHER ACKNOWLEDGES AND AGREES THAT, IF THE PARTICIPANT DETERMINES TO MAKE AN ELECTION UNDER SECTION 83(b) OF THE CODE, (i) THE PARTICIPANT (AND NOT THE COMPANY) IS SOLELY RESPONSIBLE FOR PROPERLY AND TIMELY COMPLETING AND FILING ANY SUCH SECTION 83(b) ELECTION, AND (ii) THE PARTICIPANT AGREES TO TIMELY PROVIDE A COPY OF THE ELECTION TO THE COMPANY AS REQUIRED UNDER THE CODE.
17.Notices. Any notice, demand or request required or permitted to be given under this Agreement shall be in writing and shall be deemed given (i) when delivered personally, or (ii) three days after being deposited in the United States mail, by certified or registered mail, postage prepaid, or (iii) the next business day after sent by nationally recognized overnight delivery service, and addressed, if to the Company, at its principal place of business, Attention: Chief Financial Officer, and if to the Participant, at his or her most recent address as shown in the employment or stock records of the Company.
IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.
WHITESTONE REIT
By:
Name:
Title:

Participant:

Date:

Exhibit A
LAPSE OF PERIOD OF RESTRICTION
The purpose of this Exhibit A is to set forth the [performance goals and measures that will be applied to determine the amount of the Award that vests][date of lapse of the Period of Restriction] under the terms of the attached Restricted Common Share Award Agreement (the “Agreement”). This Exhibit A is incorporated into and forms a part of the Agreement.
The Period of Restriction will lapse as follows:

1